QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.70

PEREGRINE SYSTEMS, INC.
RETENTION BONUS PLAN

1.    Purpose of the Plan. The purpose of this Retention Bonus Plan (the "Plan") is to aid in the retention of certain key employees of Peregrine Systems, Inc. and its subsidiaries, by providing a retention bonus for such employees in consideration of their continued employment in the event of a Change of Control of the Company (as defined below).

2.    Definitions. As used herein, the following definitions shall apply:

          (a)   "Board" means the Board of Directors of the Company.

          (b)   "Cause" means:

            (i)    in the case of a Participant whose employment with the Company is subject to the terms of an employment agreement, severance agreement, offer letter or similar document between such Participant and the Company, which employment agreement includes a definition of "Cause", the term "Cause" as used in this Plan shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and

            (ii)   in all other cases, the term "Cause" means the occurrence of any of the following: (A) acts or omissions constituting gross negligence or willful misconduct relating to the business of the Company; (B) repeated and continued failure to perform the duties and responsibilities of the Participant's position (other than as a result of a Disability) after having a reasonable opportunity to cure such failure following notice; (C) inability to perform the essential functions of Participant's position, with or without reasonable accommodation, due to disability; (D) breach of the Company's Invention and Non-Disclosure and Arbitration Agreement (or similar agreement); (E) material violation of the Company's Code of Conduct; (F) conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement; any crime of moral turpitude if such crime caused harm to the business and affairs of the Company in the reasonable determination of the Committee; (G) any material violation of any federal or state securities law or any SEC or stock exchange rule or regulation with respect to the Company; or (H) conviction or entry of a plea of guilty or nolo contendere with respect to any felony.

          (c)   "Change of Control" means:

            (i)    in the case of a Participant whose employment with the Company is subject to the terms of an employment agreement, severance agreement, offer letter or similar document between such Participant and the Company, which employment agreement includes a definition of "Change of Control", the term "Change of Control" as used in this Plan shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and

            (ii)   in all other cases, the term "Change of Control" means the first to occur of:

              (A)  the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity;

              (B)  the sale, transfer or other disposition of all or substantially all of the assets of the Company;

              (C)  a change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors (or persons whose nomination for election as director has been approved by incumbent directors) are directors; and

              (D)  any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities.

For purposes of this Section 2(c)(ii), the term "person" shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a parent or subsidiary of the Company and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

          (d)   "Committee" has the meaning set forth in Section 5(a).

          (e)   "Company" means Peregrine Systems, Inc., a Delaware corporation, and its successors and assigns.

          (f)    "Disability" shall have the meaning set forth in the Company's long-term disability plan, as in effect as of the Effective Date.

          (g)   "Effective Date" has the meaning set forth in Section 3.

          (h)   "Employee" means a full-time employee of the Company or any subsidiary of the Company.

          (i)    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          (j)    "Good Reason" means:

            (i)    in the case of a Participant whose employment with the Company is subject to the terms of an employment agreement, severance agreement, offer letter or similar document between such Participant and the Company, which employment agreement includes a definition of "Good Reason", the term "Good Reason" as used in this Plan shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and

            (ii)   in all other cases, the term "Good Reason" means the occurrence of any of the following:

              (A)  a relocation of the Participant's principal place of employment of more than 50 miles without consent of the Participant;

              (B)  a material diminution of the Participant's duties or responsibilities; provided that a mere change in the Participant's title or reporting relationships will not be Good Reason;

              (C)  a material reduction in the Participant's compensation (other than equity-based compensation) or employee benefits other than as part of a general reduction in compensation or benefits of all similarly situated employees of the Company or any acquiror of the Company.

          (k)   "Notice of Participation" means a notice provided to an Employee that he or she has been designated by the Committee as a Participant in the Plan, and setting forth the Employee's Retention Bonus Amount.

          (l)    "Participant" means any Employee designated by the Committee as a Participant in the Plan.

          (m)  "Plan" means this Peregrine Systems, Inc. Retention Bonus Plan, as amended from time to time.

          (n)   "Retention Bonus Amount" means the aggregate amount of the cash retention bonus that a Participant would be eligible to receive in connection with a Change of Control, as set forth in the Participant's Notice of Participation. The Retention Bonus Amount will be expressed in the applicable Notice of Participation as a specific dollar amount.

3.    Effective Date. The Plan was adopted by the Board on February 22, 2005, and became effective upon its adoption by the Board on that date (the "Effective Date").

4.    Retention Bonuses.

          (a)   Payment of Retention Bonuses.

            (i)    Subject to Section 4(a)(ii), the Retention Bonus Amount set forth in a Participant's Notice of Participation shall be payable to a Participant (A) fifty percent (50%) upon the consummation of a Change of Control (the "First Payment"), and (B) fifty percent (50%) upon the date that is six months after the consummation of a Change of Control (the "Second Payment"). If any scheduled payment date is not a business day, the applicable payment shall be made on the first business day following the applicable payment date.

            (ii)   If a Participant's employment with the Company is terminated prior to the date on which the First Payment and/or the Second Payment is otherwise payable, the Participant's right to receive such payments shall be determined as follows:

              (A)  Subject to Section 4(a)(ii)(B), if a Participant's employment with the Company terminates for any reason prior to the consummation of a Change of Control, the Participant shall immediately forfeit without consideration any right to any payments under the Plan;

              (B)  Notwithstanding Section 4(a)(ii)(A), if a Participant's employment is terminated by the Company without Cause, or by the Participant with Good Reason, in connection with or in anticipation of a Change of Control, the First Payment and the Second Payment shall be payable upon the consummation of the Change of Control, unless the Participant is rehired prior to the consummation of the Change of Control, in which case payment shall be made as if the Participant had never been terminated;

              (C)  If a Participant's employment is terminated by the Company for Cause, or by the Participant without Good Reason, following the consummation of the Change of Control but prior to the date that is six months after the consummation of the Change of Control, the Second Payment shall be immediately forfeited without consideration; and

              (D)  If a Participant's employment is terminated by the Company without Cause, or by the Participant for Good Reason, following the consummation of the Change of Control but prior to the date that is six months after the consummation of the Change of Control, the Second Payment shall be payable on the effective date of termination.

          (b)   No Effect on Other Payments. Payments pursuant to the Plan shall be in addition to any amounts (including, but not limited to severance or termination pay) that the Participant is otherwise entitled to as a result of a Change of Control and/or termination of employment with the Company following a Change of Control.

5.    Administration.

          (a)   Administration of the Plan. The Plan shall be administered by the Compensation Committee of the Board (the "Committee"). Any power of the Committee may also be exercised by the Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. The Committee may by resolution authorize one or more officers of the Company to perform any or all things that the Committee is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such officer or officers shall be treated as the Committee.

          (b)   Powers and Authority. Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to, prior to a Change of Control, prescribe, amend and rescind rules and regulations relating to this Plan; (ii) to define terms not otherwise defined herein; (iii) to determine which Employees are Participants; (iv) to determine the Retention Bonus Amount for each Participant; provided that in no event shall the aggregate Retention Bonus Amounts payable pursuant to the Plan exceed 1.5% of the total consideration to be received by the Company's common stockholders in connection with a Change of Control; (v) to prescribe the terms of the Notices of Participation; (vi) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Notice of Participant, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and (vii) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Committee need not designate all Employees at a particular level of employment within the Company to be Participants in the Plan; and it need not apply an identical formula for determining the Retention Bonus Amount payable to all Participants in the Plan, or to all Participants at the same level of employment.

          (c)   All decisions, determinations and interpretations by the Committee regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Notice of Participation, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan.

6.    Amendment of Plan. Prior to a Change of Control, the Board and the Committee shall each have the right to amend the Plan and/or any Notice of Participation in any manner not materially adverse to the rights of Participants. Following a Change of Control, the Plan and/or the Notices of Participation may only be amended with the consent of the Participants.

7.    General Provisions

          (a)   No Contract of Employment. Nothing in this Plan or a Notice of Participation shall interfere with or limit in any way the right of the Company or its subsidiaries to terminate any Participant's employment at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither a Notice of Participation nor any benefits arising under this Plan shall constitute an employment contract with the Company or any subsidiary.

          (b)   Severability of Provisions. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan. If any provision of this Plan shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Plan, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

          (c)   Nonalienation of Benefits; Successors.

            (i)    No rights or obligations of any Participant under this Plan may be assigned or transferred by the Participant other than rights to payments or benefits hereunder, which may be transferred only by will or the laws of descent and distribution. In the event of a

    Participant's death or a judicial determination of his incompetence, reference in this Plan to the Participant shall be deemed, where appropriate, to refer to the Participant's estate or other legal representative(s).

            (ii)   The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Plan in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Plan, the "Company" shall mean both the Company as defined above and any successor to its business and/or assets (by merger, purchase or otherwise) or which otherwise becomes bound by all the terms and provisions of this Plan by operation of law or otherwise.

          (d)   Unfunded Plan. The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to awards of retention bonuses hereunder. If the Committee or the Company chooses to set aside funds in a trust or otherwise for payments under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

          (e)   Governing Law. This Plan and the Notices of Participation shall be interpreted and construed in accordance with the laws of the Delaware and applicable federal law. Any reference in this Plan or in a Notice of Participation to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

          (f)    Withholding. The Company may withhold and deduct from any payment under this Plan all legally required amounts necessary to satisfy any and all federal, state, local and foreign withholding and employment-related tax requirements.

QuickLinks

PEREGRINE SYSTEMS, INC. RETENTION BONUS PLAN